EXHIBIT 3.7




                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth

                     ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK

                     General Laws, Chapter 156B, Section 72


                             Federal Identification
                                  No.04-2741310

We, James W. Hobbs,                                              President/, and
Justin P. Morreale                                                     Clerk/ of


                               Luxtec Corporation
                               ------------------
                              (Name of Corporation)

Located at 326 Clark Street, Worcester MA 05606


do hereby certify that by unanimous written consent in lieu of a meeting of the directors of the corporation held by May 31,

1996, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:



Voted: That, subject to obtaining the requisite approval of the Amendment by stockholders of the Corporation and pursuant to the authority vested in the Board of Directors by Articles IV of the Charter, as amended by the Amendment, a series of preferred stock, par value $1.00 per share, be and hereby is established and designated as Series A Preferred Stock, consisting of 10,000 shares, with, in addition to any set forth in the Charter, such designations, powers, privileges and rights, and qualifications, limitations and restrictions in respect thereof as contained in the Certificate of Vote of Directors Establishing A Series of Class of Stock (the "Directors Certificate") substantially in the form attached hereto as Exhibit B, and that the form of
                                              ----------
          Directors  Certificate  attached  hereto as Exhibit B be, and the same
                                                      ---------
          hereby is, adopted and approved by the Board of Directors of the Corporation.

             (See Continuation Page 2 attached as Exhibit B hereto)
                                                  ----------

Note: Notes for which if any space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B etc.
          Continuation sheets must have a left-hand margin 1 inch wide for binding and shall be 8 1/2 x 11". Only one side should be used.

                                    EXHIBIT B

                               LUXTEC CORPORATION

                  TERMS, RIGHTS, PREFERENCES AND PRIVILEGES OF

                    SERIES A PREFERRED STOCK. $1.00 PAR VALUE

                               CONTINUATION PAGE 2

The following is a description of the Series A Preferred Stock of Luxtec Corporation ("the Company") and a statement of the preferences, qualifications, privileges, limitations, restrictions, and other special or relative rights granted to or imposed upon the shares of such class:

SERIES A PREFERRED STOCK.

(a)      DESIGNATION: NUMBER OF SHARES.

There is hereby established a series of Preferred Stock consisting of 10,000 shares of Preferred Stock par value $1.00 per share and the designation of such series shall be "Series A Preferred Stock" (the "Preferred Stock")

(b)      VOTING.

Except as otherwise provided by the laws of The Commonwealth of Massachusetts, and except as hereinafter provided, the holders of shares of Preferred Stock shall have no right to vote with respect to any matters to be voted on by the stockholders of the Company, nor to take any action in meetings with respect to any such matters.

(c)      DIVIDENDS.

The holders of record of shares of the Preferred Stock shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors out of assets which are legally available for the payment of such dividends, at the annual rate of $8.00 per share of Preferred Stock, and no more, payable quarterly on the last day of January, April, July and October in each year. Dividends shall be cumulative and will accrue on each share of Preferred Stock from the date of issue thereof, whether or not declared by the Board of Directors. Dividends payable on the Preferred Stock for any period less than a full quarter shall be computed on the basis of the actual number of days elapsed and a 360-day year, consisting of four 90-day quarters.

(d)      REDEMPTION.

          (i) REDEMPTION PRICE. The Preferred Stock shall be redeemable as hereinafter provided, upon notice given as hereinafter provided, by paying for each share in cash the sum of $100 (the "Redemption Price"). Not less than 10 days prior written notice shall be given by mail, postage prepaid, to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at its post office address as shown by the records of the Company. Said notice shall specify the place at which and the date, which date shall be a business day, on which the shares called for redemption will be redeemed and shall specify the shares called for redemption. If such notice of redemption shall have been duly given and if on or before the redemption date specified in such notice the funds necessary for such redemption shall have been set aside so as to be and continue to be available therefore, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, after the close of business on such redemption date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to shares so called for redemption, including the rights, if any, to receive notice and to vote, shall forthwith after the close of business on such redemption date cease and determine, except only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe the manner in which the Preferred Stock shall be redeemed from time to time.

          (ii) SHARES TO BE REDEEMED. In case of the redemption of only a part of the outstanding shares of the Preferred Stock, all shares of Preferred Stock to be redeemed shall be selected pro rata there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest share, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Preferred Stock at the time outstanding.

          (iii) ALL PAST DIVIDENDS MUST BE PAID PRIOR TO REDEMPTION. Except with the consent of the holders of all of the shares of Preferred Stock at the time outstanding, the Company shall not, and shall not permit any subsidiary to, purchase or redeem shares of the Preferred Stock at the time outstanding unless all dividends on such shares for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart.

          (iv) REQUIRED REDEMPTIONS. On January 1, 2001, the Company shall redeem, in the manner and with the effect provided in this paragraph, at the Redemption Price of all shares of Preferred Stock as shall then remain outstanding, or at such other time or times as may be provided for in the Note Purchase Agreement dated as of December 18, 1995 between the Company and Geneva Middle Market Investors, L.P.

          (v) OPTIONAL REDEMPTIONS. The Company at the option of the Board of Directors may redeem, in the manner and with the effect provided in this paragraph, on or at any time or times part or all of the outstanding shares of Preferred Stock at the Redemption Price.

(e)       Liquidation.

Upon any liquidation, dissolution or winding up of the Company, after payment or provision for payment of all debts and other obligations and liabilities of the Company, the holders of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid an amount equal to the Redemption Price plus an amount equal to all accrued dividends, and the holders of the Preferred Stock shall not be entitled to any further payment. Upon any such liquidation, dissolution or winding up of the Company, after the holders of the Preferred Stock, at the time outstanding, shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Company may be distributed to the holders of Common Stock. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company distributable as aforesaid among the holders of the Preferred Stock at the time outstanding shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Company so available for distribution shall be distributed ratably among the holders of the Preferred Stock at the time outstanding in proportion to the full preferential amounts to which they are entitled. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Redemption Price and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each stockholder at its post office address as shown by the records of the Company. The consolidation or merger of the Company into or with any other corporation or corporations, or the sale or transfer by the Company of all or any part of its assets, or the reorganization or recapitalization of the Company, or the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of any of the provisions of the paragraph.

(f) RESTRICTIONS. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by the Articles of Organization, and in addition to any other vote required by law or the Articles or Organization, without the approval of the holders of at least 60% of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Company will not:

          (i) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks equal or junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks equal or junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any obligation or security, convertible into shares of the Preferred Stock or into shares of any other class or series of stock unless the same ranks equal or junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Organization or by merger, consolidation or otherwise; or

          (ii) Purchase or set aside any sums for the purchase of, or pay any dividends or make any distribution on, any shares of stock other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this

16th day of September in the year 1996.

                                                        President/Vice President
--------------------------------------------------------------------------------

                                                           Clerk/Assistant Clerk
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
                        THE COMMONWEALTH OF MASSACHUSETTS
                  Certificate of Vote of Directors Establishing
                          A Series of a Class of Stock

                     (General Law, Chapter 156B, Section 26)

I hereby approve the within certificate and, the filing fee in the amount of $100.00 having been paid, said certificate is hereby filed this 19th day of September 1996.





                             ----------------------
                             William Francis Galvin
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      Photo Copy of certificate to be sent



                 To:          Victor J. Paci, Esq.
                              Bingham, Dana & Gould
                      150 Federal Street, Boston, MA 02110
                            Telephone (617) 951-8000